Exhibit 4.3(a)

THIS MASTER GLOBAL NOTE IS AN OBLIGATION OF SOLELY M&T BANK CORPORATION AND IS NOT A DEPOSIT OR OTHER OBLIGATION OF MANUFACTURERS AND TRADERS TRUST COMPANY, WILMINGTON TRUST, NATIONAL ASSOCIATION OR ANY OTHER BANK AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSURER.

EACH PURCHASER OR HOLDER OF THIS MASTER GLOBAL NOTE OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE OR HOLDING OF THIS MASTER GLOBAL NOTE OR ANY INTEREST THEREIN THAT (A) IT IS NOT A PLAN (INCLUDING A PENSION, PROFIT-SHARING OR OTHER EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), AND AN ENTITY SUCH AS A COLLECTIVE INVESTMENT FUND, A PARTNERSHIP, A SEPARATE ACCOUNT WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF SUCH PLANS, AN INDIVIDUAL RETIREMENT ACCOUNT, A KEOGH PLAN FOR SELFEMPLOYED INDIVIDUALS AND ANY OTHER PLAN THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) AND ITS PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THIS MASTER GLOBAL NOTE OR ANY INTEREST THEREIN IS NOT MADE ON BEHALF OF OR WITH “PLAN ASSETS” OF ANY PLAN WITHIN THE MEANING OF U.S. DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101 AS MODIFIED BY ERISA SECTION 3(42), OR (B) ITS PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THIS MASTER GLOBAL NOTE OR ANY INTEREST THEREIN WILL NOT RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE. IN ADDITION, EACH PURCHASER OR HOLDER OF THIS MASTER GLOBAL NOTE OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE OR HOLDING OF THIS MASTER GLOBAL NOTE OR ANY INTEREST THEREIN THAT SUCH PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION IS NOT AND WILL NOT BE PROHIBITED UNDER SIMILAR RULES TO THE “PROHIBITED TRANSACTION” RULES OF ERISA OR SECTION 4975 OF THE CODE UNDER OTHER APPLICABLE LAWS OR REGULATIONS.

REGISTERED No. [ ]	M&T BANK CORPORATION FORM OF SENIOR MEDIUM-TERM NOTE, SERIES A (MASTER GLOBAL NOTE)	REGISTERED

If the registered owner of this Master Global Note (as indicated below) is The Depository Trust Company (“DTC”) or a nominee of DTC, this Master Global Note is a Global Security, is subject to all applicable procedures of DTC, and the following legend applies:

Unless this certificate is presented by an authorized representative of The Depository Trust Company (the “Depository”) to the issuer or its agent for registration of transfer, exchange or payment, and such certificate issued is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of the Depository (and any payment is made to CEDE & CO. or such other entity as may be requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.

If the registered owner of this Master Global Note (as indicated below) is [__________________] (“[____]”) or a nominee of [_________], this Master Global Note is a Global Security and the following legend applies:

[Unless this certificate is presented by an authorized representative of [______________] (the “Depository”) to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of [______________] or in such other name as is requested by an authorized representative of the Depository (and any payment is made to [______________] or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, [______________], has an interest herein.]

Thereafter the following legend applies, regardless of the registered owner of this Security:

Unless and until this certificate is exchanged in whole or in part for Notes in certificated form, this certificate may not be transferred except as a whole by the Depository to a nominee thereof or by a nominee thereof to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor of the Depository or a nominee of such successor.

M&T BANK CORPORATION, a New York corporation (herein referred to as the “Issuer,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [_________], or its registered assigns: (i) on each principal payment date, including each redemption date, repayment date, and maturity date, as applicable, of each obligation identified on the records of the Issuer (which records are maintained by The Bank of New York Mellon, or such other paying agent as designated in the applicable pricing supplement (the “Paying Agent”)) as being evidenced by this Master Global Note, the principal amount then due and payable for each such obligation, and (ii) on each interest payment date, if any, the interest then due and payable on the principal amount for each such obligation. Payment shall be made by wire transfer of United States dollars to the registered owner, or immediately available funds or the equivalent to a party as authorized by the registered owner and in the currency other than United States dollars as provided for in each such obligation, by the Paying Agent without the necessity of presentation and surrender of this Master Global Note.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS MASTER GLOBAL NOTE SET FORTH ON THE REVERSE HEREOF.

This Master Global Note is a valid and binding obligation of the Issuer.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature (or, solely in the case of a Global Security, facsimile or electronic signature), this Master Global Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

M&T BANK CORPORATION

By:
Name:
Title:

Attest:
Name:
Title:
[(Seal)]

Dated: ________________	TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

M&T BANK CORPORATION

SENIOR MEDIUM-TERM NOTE, SERIES A

(MASTER GLOBAL NOTE)

This Master Global Note evidences certain indebtedness (the “Debt Obligations”) of the Issuer, which shall form a part of the Issuer’s unsecured, unsubordinated medium-term notes, Series A due nine months or more from the date of issue (“Series A”), all issued or to be issued under and pursuant to an Indenture dated as of May 24, 2007, as supplemented by the Third Supplemental Indenture, dated as of August 16, 2022 (as so supplemented, and as may be further supplemented or amended from time to time, the “Indenture”), duly executed and delivered by the Issuer to The Bank of New York Mellon, as trustee (the “Trustee”), to which Indenture and the Issuer’s Officers’ Certificate (the “Officers’ Certificate”), dated September 22, 2023, with respect to, among other things, the establishment of Senior Medium-Term Notes, Series A, reference is hereby made for a description of the rights, duties and immunities thereunder of the Issuer, the Trustee and the holders of the Debt Obligations. In accordance with the Indenture and the Officers’ Certificate, the Debt Obligations may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption and repayment provisions, if any, may be subject to different sinking, purchase, or analogous funds, if any, may be subject to different covenants and events of default, and may otherwise vary as provided or permitted in the Indenture or the Officers’ Certificate. Copies of the Indenture and the Officers’ Certificate are available from the Issuer or the Trustee. The Debt Obligations as evidenced by this Master Global Note aggregated with any other indebtedness of the Issuer issued under Series A are unlimited.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THE DEBT OBLIGATIONS SET FORTH IN THE RECORDS OF THE ISSUER MAINTAINED BY THE TRUSTEE, WHICH RECORDS CONSIST OF THE APPLICABLE PRICING SUPPLEMENT(S) TO THE PROSPECTUS SUPPLEMENT AND PROSPECTUS REFERENCED THEREIN RELATING TO EACH ISSUANCE OF DEBT OBLIGATIONS, AS FILED BY THE ISSUER WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH DOCUMENTS ARE ON FILE WITH THE TRUSTEE AND WHICH PRICING SUPPLEMENT IS IDENTIFIED ON SCHEDULE A HERETO. THE “DESCRIPTION OF THE NOTES” SECTION SET FORTH IN THE PROSPECTUS SUPPLEMENT AND THE APPLICABLE PRICING SUPPLEMENT(S) SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH HEREIN AND SHALL COMPRISE A PART OF THIS MASTER GLOBAL NOTE.

Capitalized terms used herein that are not defined herein shall have the meanings assigned to them in the Indenture or the Officers’ Certificate.

No reference herein to the Indenture or the Officers’ Certificate and no provision of this Master Global Note, of the Indenture, or of the Officers’ Certificate shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on each Debt Obligation at the times, places, and rates, and in the coin or currency, identified on the records of the Issuer.

At the request of the registered owner, the Issuer shall promptly issue and deliver one or more separate note certificates evidencing each Debt Obligation evidenced by this Master Global Note. As of the date any such note certificate or certificates are issued, the Debt Obligations which are evidenced thereby shall no longer be evidenced by this Master Global Note.

Beneficial interests in the Debt Obligations evidenced by this Master Global Note are exchangeable for definitive notes in registered form, of like tenor and terms and of an equal aggregate principal amount, only if (a) (i) [The Depository Trust Company][________________], as depositary (the “Depository”), notifies the Issuer that it is unwilling or unable to continue as Depository for this Master Global Note, or (ii) if at any time the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, if then required by applicable law or regulation, and in either case, a successor depositary is not appointed by the Issuer within 90 days after receiving notice or becoming aware the Depository is unwilling or unable to continue as depositary or is no longer so registered; (b) the Issuer in its sole discretion elects to issue definitive notes; or (c) any event shall have occurred and be continuing which, after notice or lapse of time, or both, would constitute an Event of Default or Covenant Breach with respect to this Master Global Note. Any beneficial interests in such Debt Obligation that are exchangeable pursuant to the preceding sentence shall be exchangeable for definitive notes in fully registered form, of like tenor and of an equal aggregate principal amount, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable Pricing Supplement. Such definitive notes shall be registered in the name or names of such person or persons as the Depository shall instruct the registrar.

Prior to due presentment of this Master Global Note for registration of transfer, the Issuer, the Trustee or any agent of the Issuer or the Trustee may treat the holder in whose name this Master Global Note is registered as the absolute owner hereof for all purposes, whether or not this Master Global Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected or incur any liability by notice to the contrary except as required by applicable law.

This Master Global Note shall be governed by and construed in accordance with the laws of the State of New York.

ASSIGNMENTS

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

(Please print or type Name, Address, and Taxpayer Identification Number of Assignee)

the Master Global Note of M&T BANK CORPORATION and all rights thereunder and does hereby irrevocably constitute and appoint:

attorney to transfer the said Master Global Note on the books of the within-named Issuer, with full power of substitution in the premises.

Dated ______________________________________________
(Signature)

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Master Global Note in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED:

SCHEDULE A

Pricing Supplement No.	Principal Amount of Debt Obligation	Original Issue Date	Decrease in Principal Amount	Increase in Principal Amount	Effective Date of Increase or Decrease	Trustee Notation